UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

As previously reported in the Current Report on Form 8-K dated June 6, 2025, Know Labs, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement, dated June 5, 2025 (the “Purchase Agreement”), with Goldeneye 1995 LLC, a Nevada limited liability company (the “Buyer”), in connection with a private placement (the “Private Placement”). On August 6, 2025 (the “Closing Date”), the closing of the Private Placement occurred in accordance with the terms of the Purchase Agreement and the Company issued approximately 357.8 million shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) to the Buyer, at a per Share purchase price of $0.335 in exchange for aggregate purchase price for the Shares of: (i) 1,000 Bitcoin, and (ii) $15 million in cash (together the “Purchase Price”).

At its special stockholders meeting held on July 31, 2025, the Company’s stockholders approved: (i) the issuance of the Shares, and the change of control of the Company resulting therefrom, (ii) an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) to increase the number of authorized shares of Common Stock from 7,500,000 to 750,000,000, and (iii) an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2021 Plan by 48,950,000 shares (the “Company Charter Amendment”), (collectively, the “Company Stockholder Approval”).

The closing of the Private Placement was subject upon a number of closing conditions, all of which were satisfied as of the Closing Date, including, among other things, (i) obtaining the Company Stockholder Approval, (ii) the Company’s holders of shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) converting all shares of Series C Preferred Stock and Series D Preferred Stock into the Common Stock, (iii) the Company’s holder of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”) electing that the Company redeem the Series H Preferred Stock, (iv) the filing of the Charter Amendment, (v) the termination of the agreements listed under Item 1.02 below, and (vi) the approval of the NYSE Supplemental Listing Application with respect to the Shares issued in the Private Placement.

In connection with the Closing, the board of directors approved the change in the name of the Company to USBC, Inc. and the change in trading symbol of the Company to “USBC” on the New York Stock Exchange American LLC (“NYSE”), to align with the Company’s strategic transition into a multi-disciplinary enterprise following closing. Effective on the Closing Date, the Company qualifies as a “controlled company” within the meaning of Section 801 of the Company Guide of NYSE.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 6, 2025, and is incorporated herein by reference.

Asset Manager Agreement

On August 6, 2025, the Company entered into a Digital Asset Management Agreement (the “Asset Management Agreement”) with Hyrcanian Asset Management, LLC (the “Manager”). Under the Asset Management Agreement, the Manager has been appointed to provide discretionary investment management services with respect to the Company’s Bitcoin treasury strategy (the “Account Assets”).

As consideration for the Manager’s services, the Company will pay (i) an asset-based management fee equal to 1% per annum of the Account Assets’ market value, calculated on the last day of each calendar quarter, prorated and billed quarterly in advance, and (ii) an annual performance fee equal to 25% of the net realized gains and periodic mark-to-market changes generated by the options strategy the Company will employ, each payable in Bitcoin. The Asset Management Agreement continues in effect until terminated by either party upon thirty (30) days’ prior written notice; however, the Company may cancel the Agreement within the first five (5) business days after execution without penalty. The Agreement contains customary representations, indemnification provisions (excluding coverage for either party’s gross negligence, willful misconduct, or fraud), confidentiality obligations, and a non-exclusivity clause permitting the Manager to serve other clients. The Manager represents that is exempt from registration under the Investment Advisers Act of 1940 and the Commodity Exchange Act.

The foregoing description of the Asset Management Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Management Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, in connection with the consummation of the transactions contemplated under the Purchase Agreement, the Company terminated the following agreements, as each agreement may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and all commitments and obligations under each agreement, other than certain continuing indemnity obligations, were repaid, satisfied and discharged in full.

Lind Promissory Note

The Senior Convertible Promissory Note, dated February 27, 2024, by and between the Company and Lind Global Fund II LP (“Lind”) and all related documents, was terminated on the Closing Date upon the Company’s repayment in full of $2,354,625 inclusive of all prepayment penalties in cash.

Struve Loan Documents

The 10% Convertible Redeemable Note, dated September 30, 2016, by and between the Company and Clayton A. Struve (“Struve”) and all related documents (collectively, the “2016 Struve Note”), was terminated on the Closing Date upon the Company’s repayment in full of $75,000 in cash. The interest payable on the 2016 Struve Note was repaid with the issuance of 322,245 shares of Common Stock. In addition, the Senior Secured Convertible Redeemable Debenture, dated August 14, 2017, by and between the Company and Struve and all related documents (collectively, the “August 2017 Struve Debenture”), the Senior Secured Convertible Redeemable Debenture, dated December 12, 2017, by and between the Company and Struve and all related documents (collectively, the “December 2017 Struve Debenture”) and the Senior Secured Convertible Redeemable Debenture, dated February 28, 2018, by and between the Company and Struve and all related documents (collectively, the “2018 Struve Debenture” and collectively with the 2016 Struve Note, the August 2017 Struve Debenture and the December 2017 Struve Debenture, the “Struve Loan Documents”), were each terminated on the Closing Date upon the Company’s repayments in full with the issuance of an aggregate of 2,973,134 shares of Common Stock.

Item 3.02 Unregistered Sales of Equity Securities

The information with respect to the Purchase Agreement contained in Item 1.01 is incorporated herein by reference. As described in Item 1.01, in accordance with the terms of the Purchase Agreement, the Company issued the Shares to the Buyer on the Closing Date.

In connection with the Private Placement, J.V.B Financial Group, LLC (the “Banker”), acting through its Cohen & Company Capital Markets division, acted as Buyer’s exclusive financial advisor and is entitled to receive a transaction fee in connection with the closing of the Private Placement. The Buyer agreed to pay such fee by issuing to the Banker at closing shares of Common Stock equal to 1% of the post-Closing Company Common Stock and accordingly the Company issued 3,909,549 shares of the Company’s Common Stock to the Banker on the Closing Date.

The information with respect to the Struve Loan Documents contained in Item 1.02 is incorporated herein by reference. As described in Item 1.02, the Company has issued an aggregate of 3,295,379 shares of Common Stock in connection with the repayment of the Struve Loan Documents.

The information with respect to the Series C Preferred Stock, Series D Preferred Stock and Series H Preferred Stock contained in Item 8.01 is incorporated herein by reference. As described in Item 8.01, concurrently with the closing of the Private Placement, the Company’s current holders of shares of Series C Preferred Stock and Series D Preferred Stock, converted all outstanding shares of Series C Preferred Stock and Series D Preferred Stock, and all deemed dividends, into an aggregate of 8,333,440 shares of Common Stock, respectively. In addition, the holder of the Series H Preferred Stock elected to redeem all outstanding shares of Series H Preferred Stock in a combination of cash and Common Stock, resulting in the issuance of 2,000,000 shares of Common Stock as the Series H Redemption Shares.

The above issuances and sales are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

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Item 5.01 Change in Control of Registrant

The information contained in Item 1.01 is incorporated herein by reference.

On the Closing Date, as a result of the completion of the Private Placement and the issuance of the Shares, the Buyer acquired approximately 81% of the issued and outstanding shares of Common Stock of the Company, on a fully diluted basis, in exchange for the Purchase Price, resulting in a change in control of the Company. The Buyer is solely owned and managed by Robert Gregory Kidd, who was appointed Chief Executive Officer, President and Chairman on the Closing Date.

In connection with the closing of the Private Placement, Ronald P. Erickson resigned from his position as Chief Executive Officer and Chairman and transitioned to President of the Science Division, Senior Vice President of the Company. Mr. Erickson remains on the board of directors as the Lead Director. In addition, Peter J. Conley, pursuant to the terms of his employment agreement with the Company, as amended, ceased his employment with the Company effective on the Closing Date. Additionally, Kitty Payne was appointed as Chief Financial Officer, Kirk Chapman was appointed as Chief Operating Officer and Linda Jenkinson was appointed to the board of directors as Vice Chair.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation and Termination of Officers

Ronald P. Erickson

Effective on the Closing Date, Mr. Erickson transitioned from his prior role as Chief Executive Officer to President of the Science Division of the Company, Senior Vice President of the Company. In connection with his transition, Mr. Erickson and the Company entered into a new employment agreement (the “New Erickson Employment Agreement”), which superseded and replaced his prior employment agreement with the Company dated March 22, 2018, as amended.

The New Erickson Employment Agreement provides that Mr. Erickson will serve as President of the Science Division, Senior Vice President of the Company for an annual base salary of $375,000. Mr. Erickson will be eligible to receive (i) an annual discretionary bonus from time to time, subject to approval of the board of directors or the compensation committee, and (ii) grants of other equity awards that may be granted from time to time. Mr. Erickson will also be entitled to participate in all group employment benefits that are offered by the Company from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Mr. Erickson’s employment under the New Erickson Employment Agreement is at will, meaning either the Company or Mr. Erickson may terminate the employment relationship at any time, with or without cause, upon written notice to the other party. Upon a termination of employment by the Company without “cause” or by Mr. Erickson with “good reason”, subject to Mr. Erickson’s execution, delivery, and non-revocation of a general release of claims against the Company, he will be eligible to receive (i) cash severance equal to 12 months base salary, less applicable withholdings and deductions, over the 12-month period following the date of termination, (ii) any earned annual bonus for the fiscal year of termination, and (iii) reimbursement for COBRA premiums paid by Mr. Erickson and his dependents for the 12-month period following the date of termination. The New Erickson Employment Agreement also includes other customary terms, including an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

Effective on the Closing Date, in lieu of that certain grant of 335,000 shares of Common Stock approved by the Board on June 4, 2025 that was contingent upon the Company Stockholder Approval, Mr. Erickson was awarded 335,000 shares of Common Stock, 50% of which is fully vested upon grant and the remainder of which (the “restricted shares”) will vest, subject to Mr. Erickson’s continued employment through each vesting date, in 8 quarterly installments with the first two installments vesting six months after the Closing Date. The restricted shares vest in full in the event of a sale of all or substantially all of the Company’s sensor related intellectual property or an involuntary termination of Mr. Erickson’s employment. The restricted shares were issued pursuant to the Form of RSA Agreement attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

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Peter J. Conley

Effective as of the Closing Date, Mr. Conley’s employment with the Company automatically terminated upon the consummation of the Private Placement. Pursuant to his employment agreement with the Company, dated May 20, 2022, as amended, in exchange for Mr. Conley’s execution and delivery of a Separation and General Release Agreement in favor of the Company (the “Conley Separation Agreement”), the Company provided severance to Mr. Conley in an amount equal to 12 months of his annual base salary of $400,000, less applicable withholdings and deductions in exchange for a general release of claims against the Company and other customary covenants, including, among others, confidentiality, non-disparagement and cooperation provisions. Mr. Conley’s equity awards will be treated in accordance with the existing terms and conditions of each applicable award agreement.

The foregoing description of the Conley Separation Agreement is not complete and is subject to the full text of the Conley Separation Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Officers

As described above, on the Closing Date, the Company appointed Mr. Kidd as Chief Executive Officer, Kitty Payne as Chief Financial Officer and Kirk Chapman as Chief Operating Officer, each a USBC founding team member.

Robert Gregory Kidd, Chief Executive Officer; Kitty Payne, Chief Financial Officer; and Kirk Chapman, Chief Operating Officer

Mr. Kidd will succeed Mr. Erickson as Chief Executive Officer, effective as of the Closing Date.

Mr. Kidd, age 66, is the co-founder and Chief Executive Officer of Hard Yaka since 2010 and, since 2024, the majority shareholder in Vast Bank Holdings, a nationally chartered bank. As an investor, Mr. Kidd provided first money at Twitter, Square (Block), Coinbase, Robinhood, and Solana. Other early investments include Ripple, Uphold, and Brave. After working at the consulting firm Booz Allen Hamilton from 1984 to 1990, Mr. Kidd took his first company, DMSC, public on the Nasdaq with $250 million in revenue and 3,200 staff globally. He later served in the payments division of the Board of Governors of the Federal Reserve System from 2002 to 2004 and as a senior director at the financial regulatory consulting firm Promontory Financial Group from 2004 to 2010. Mr. Kidd also served as Chief Risk Officer at Ripple from 2013 to 2015. In 2024, Mr. Kidd was a nonpartisan candidate running for Congress in Nevada's 2nd District. Mr. Kidd graduated with an A.B. from Brown University and earned an MBA from Yale University and an MPA in public policy from Harvard’s Kennedy School.

Ms. Payne will succeed Mr. Conley as Chief Financial Officer, effective as of the Closing Date.

Ms. Payne, age 54, has over 30 years of experience leading and serving public and private companies in the financial services industry. Prior to joining USBC, Inc., she served in a number of key executive leadership roles including Chief Financial Officer of First Entertainment Credit Union, a not-for-profit financial institution headquartered in Hollywood, CA that supports creators of entertainment, from September 2024 to May 2025, and SVP, Controller and principal accounting officer of the Federal Home Loan Bank of San Francisco, a member-owned government-sponsored cooperative administering affordable housing mission contribution programs and providing low-cost funding to member institutions in California, Nevada and Arizona, from November 2021 to July 2024. She has also served as a Consultant to Hard Yaka Ventures since May 2025 and Chief Financial Officer of Community Bank of the Bay in Oakland, CA (OTCBB: CBOBA) from July 2024 to October 2024. From February 2019 to November 2021, Ms. Payne served as Chief Financial Officer of Commercial Bank of California, a privately held commercial bank with dual headquarters in Orange County and Los Angeles, and its wholesale ACH financial technology subsidiary company. Ms. Payne also has extensive experience with public companies, including serving as an executive of Fidelity Bank (Nasdaq:LION) from 2013 to 2018, Capital Bank (Nasdaq:CBF) from 2010 to 2013 and First National Bank of the South (Nasdaq:FNSC) from 1999 through 2010. Ms. Payne is an alumna of the global professional services firm, KPMG, where she spent the first seven years of her professional career from 1992 to 1999. She holds a B.S. in Financial Management from Clemson University and is a Certified Public Accountant in the state of South Carolina.

Mr. Chapman, age 47, brings more than 20 years of technical banking and payment experience to the Company. He is the co-founder and CEO of Omnumi, Inc., from February 2023 to present, an identity and compliance based stablecoin platform that underpins USBC. Prior to joining the Company, he served as the Chief Operating Officer of Hard Yaka Ventures from March 2025 to August 2025. He previously served as Advisor to Anthony Noto, CEO of SoFi from August 2017 to June 2022 during the billion dollar acquisitions of Galileo and Technisys as well as the acquisition of nationally chartered Golden Pacific Bank. Mr. Chapman served as Head of Strategy at Galileo from August 2021 to June 2022 and VP of Technology Ops at SoFi from August 2017 to August 2021. Prior to SoFi, Mr. Chapman served as Head of Technology at Independence National Bank from 2016-2017, where he was responsible for leading and building an online lending platform to compete in the SoFi, Lending Club, Prosper marketplace. His team successfully completed the first US installation of a global banking core, which included connectivity to global card issuers and processors. Mr. Chapman has a B.S. in Business Administration and Management from Bob Jones University.

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In connection with their appointments each of Mr. Kidd, Ms. Payne and Mr. Chapman entered into substantially identical employment agreements, each dated August 6, 2025 (the “Employment Agreements”). Pursuant to the terms of the Employment Agreements, Mr. Kidd will serve as the Chief Executive Officer of the Company, Ms., Payne will serve as Chief Financial Officer of the Company, and Mr. Chapman will serve as Chief Operating Officer of the Company, and each is entitled to receive an annual base salary of $1 per annum for Mr. Kidd, and $320,000 per annum for each of Ms. Payne and Mr. Chapman, in each case, subject to review from time to time by the Company. Each of Mr. Kidd, Ms. Payne and Mr. Chapman is also eligible for an annual discretionary bonus from time to time, grants of equity awards from time to time, and participation in all group employment benefits that are offered by the Company from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. The Employment Agreements are at will, meaning that either the Company or Mr. Kidd, Ms. Payne or Mr. Chapman, respectively, may terminate the employment relationship at any time, with or without cause, upon written notice to the other party. If employment is terminated without Cause or for Good Reason (as each term is defined in the Employment Agreements), Mr. Kidd, Mr. Payne and Mr. Chapman will receive, respectively, subject to execution, delivery, and non-revocation of a general release of claims against the Company, (i) an amount equal to 12 months’ annual base salary payable in equal installments as salary continuation payments (or in the event of a termination without Cause or for Good Reason within 24 months following a change in control, a payment equal to (x) 1.5 times their respective annual base salary, plus (y) their respective annual bonus for the most recent fiscal year payable in a lump sum)), (ii) an amount equal to any earned bonus for the fiscal year in which termination occurs, and (iii) reimbursement for COBRA premiums paid for each executive and his or her dependents for the 12 month (or in the event of a termination without Cause or for Good Reason within 24 months following a change in control, 18 month) period following the date of termination.

Under their respective Employment Agreement, Mr. Kidd, Ms. Payne and Mr. Chapman are each bound by an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

As discussed below under Equity Grants, effective upon the Closing Date, Ms. Payne and Mr. Chapman were also granted stock options under the 2021 Plan to purchase up to 1,790,000 and 7,140,000 shares of Common Stock, respectively.

The foregoing description of the Employment Agreements is not complete and is subject to the full text of each Employment Agreement, copies of which are included as Exhibit 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Other than the Purchase Agreement, there are no arrangements or understandings between each of Mr. Kidd, Ms. Payne or Mr. Chapman and any other person pursuant to which he was appointed as an officer and neither Mr. Kidd, Ms. Payne nor Mr. Chapman has a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Neither Mr. Kidd, Ms. Payne, nor Mr. Chapman has any family relationships with any of the Company’s directors or executive officers.

Appointment of Directors

As described above, on the Closing Date, the Company appointed Mr. Kidd as Chairman of the board of directors and Linda Jenkinson as Vice Chair of the board of directors, each a USBC founding team member. The board of directors now consists of eight (8) members.

Mr. Kidd and Ms. Jenkinson will serve as directors until the 2025 annual meeting of stockholders or their earlier death, retirement, resignation or removal. Ms. Jenkinson will receive compensation for service to the board of directors in accordance with the non-employee director compensation program paid by the Company to all non-employee directors. Mr. Kidd will not receive any compensation for his services as director, as he will also be serving as the Company’s Chief Executive Officer.

Biographical information with respect to Mr. Kidd is set forth above under “Appointment of Officers – Robert Gregory Kidd, Chief Executive Officer.” The Company believes Mr. Kidd is qualified to serve on the board of directors because of his expansive investment and corporate governance experience.

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Ms. Jenkinson, age 63, brings over 25 years of global governance experience, spanning multiple exchanges (NASDAQ, NZX, ASX) and extensive public board experience in both the financial services and medtech industries, spanning the role of chair and committees including audit and risk, capital, remuneration and nominating committees. Ms. Jenkinson currently serves as the Chair and Chief Executive Officer of Vast Bank Holdings, a nationally chartered bank, from February 2025 to present, the Global Chair of Straker (ASX:STL) a global AI translation company, from July 2025 to present a director of The Vinyl Group (ASX:VNL), a digital music platform, from November 2025 to present. Prior to her current roles, she served as Chair (Australia, United States, United Kingdom) of MedAdvisor Solutions (ASX:MDR), a Medical Adherence business focused on delivery via the pharmacy sector, from February 2022 to March 2025, Director, Chair of the Rem Committee and member of the Audit Committee of FleetPartners Group (ASX: FPR), a diversified vehicle finance company, from January 2018 to August 2023, Chair of Guild Trustee Services, a superannuation fund based in Australia, from August 2016 to December 2023, Guild Group, a diversified financial services group providing insurance and pharmacy SASS, from August 2016 to December 2023, Harbour Asset Management, an asset and fund management company, from January 2018 to August 2024, and a board member (New Zealand) of Air New Zealand (NZX: AIR), New Zealand’s national carrier from June 2024 to October 2021. Prior to her governance career Linda co-founded two companies. Her first company was DMSC which she founded with Greg Kidd and served as Director and Chief Executive Officer of Dispatch Management Services (NASDAQ: DMSC), a provider of urgent, on-demand, point-to-point delivery services. She also founded LesConcierges, a global customer and employee experience company. With a client portfolio that included Visa, American Express, MBNA, Apple, Google, Texas Instruments, LC pioneered one of the first fully integrated global digital/voice/internet solutions. Earlier in her career Linda spent 11 years as a strategy consultant and advisor to Fortune 500 CEOs, boards, and executive teams. As a Partner at A.T. Kearney, she helped build the global Financial Services Practice. She holds a B.B.S. from Massey University in Data Processing, Accounting, & Finance and a New Zealand/Australia Chartered Accountant qualification and a M.B.A. from the Wharton School in Finance. The Company believes Ms. Jenkinson is qualified to serve on the board of directors because of her expansive governance experience spanning multiple exchanges.

Mr. Kidd and Ms. Jenkinson do not have any family relationship with any director or executive officer of the Company. As disclosed above, Mr. Kidd and Ms. Jenkinson were appointed to the board of directors pursuant to the Purchase Agreement and in connection with the closing of the Private Placement. Other than the Purchase Agreement, Mr. Kidd and Ms. Jenkinson do not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Equity Grants

Effective on the Closing Date, the compensation committee of the board of directors approved, among other things, the grant of an aggregate of 13,690,000 options to purchase Common Stock pursuant to the 2021 Plan, as follows:

•	An option to purchase up to 1,790,000 shares of Common Stock issued to Ms. Payne in connection with her appointment as Chief Financial Officer (the “Payne Option”). The Payne Option has an exercise price of $2.45 per share.

•	An option to purchase up to 7,140,000 shares of Common Stock issued to Kirk Chapman in connection with his appointment as Chief Operating Officer (the “Chapman Option”). The Chapman Options has an exercise price of $2.45 per share.

•	An option to purchase up to 4,760,000 shares of Common Stock issued to Linda Jenkinson in connection with her appointment as Vice Chair of the board of directors (the “Jenkinson Option”). The Jenkinson Option has an exercise price of $2.45 per share.

The Payne Option, Chapman Option and Jenkinson Option will vest as to 25% of the shares covered by the option on the one year anniversary of the Closing Date and in quarterly installments thereafter over the next three years, subject to the individual’s continued service with the Company. The Payne Option, Chapman Option and Jenkinson Option were issued pursuant to the Form of ISO Grant Agreement (as defined below).

Form of Equity Award Agreements

The compensation committee of the board of directors approved the following forms of award agreements under the 2021 Plan: Incentive Stock Option Grant Agreement (the “Form of ISO Award Agreement”), Nonqualified Stock Option Grant Agreement (the “Form of NQSO Award Agreement”) and Restricted Stock Award Agreement (the “Form of Restricted Stock Award Agreement”).

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Stock options granted under the 2021 Plan may be either incentive stock options (or ISOs) that qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options. The exercise price, vesting schedule, amount of the award, and other terms of any award of stock options under the 2021 Plan are determined on a grant-by-grant basis. The exercise price may not be less than the market price of the common stock on the date of grant. No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options will generally terminate before their expiration date if the holder’s service with the Company terminates before the expiration date. Options granted under the 2021 Plan may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the plan administrator of the 2021 Plan and reflected in the option grant agreement.

The foregoing description of the Form of ISO Award Agreement and Form of NQSO Award Agreement is not complete and is subject to the full text of each form, copies of which are included as Exhibit 10.6 and 10.7, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described above, in connection with the closing of the Private Placement, the Company’s board of directors approved the change in the name of the Company to USBC, Inc. (the “Name Change”) and the change in trading symbol of the Company to “USBC” on NYSE (the “Ticker Change”), to align with the Company’s strategic transition into a multi-disciplinary enterprise following closing.

On August 6, 2025, the Company filed a Certificate of Amendment to the Company’s articles of incorporation, as amended to date, effecting the Name Change. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Name Change and the Ticker Change will take effect on the NYSE on August 15, 2025. Neither the Name Change, nor the Ticker Change, affects the rights of the Company’s stockholders, and stockholders do not need to take any action in connection with the Name Change or the Ticker Change.

Item 8.01 Other Events

Conversion of Series C and Series D Preferred Stock

On the Closing Date, the Company’s current holders of Series C Preferred Stock and Series D Preferred Stock, converted all outstanding shares of their Series C Preferred Stock and Series D Preferred Stock, each at a conversion price of $0.335, into an aggregate of 7,569,299 shares of Common Stock and all accrued and unpaid dividends were converted into an aggregate of 764,141 shares of Common Stock.

Series H Preferred Stock Redemption

On the Closing Date, the Company completed the redemption of the 16,916 issued and outstanding shares of Series H Preferred Stock held by J3E2A2Z LP (“J3E2A2Z”), an entity affiliated with and controlled by Ronald P. Erickson, the Company’s former Chief Executive Officer. J3E2A2Z elected to redeem all 16,916 shares of the Series H Preferred Stock in a combination of cash and Common Stock at a redemption price equal to the stated value of $70, plus all accrued and unpaid dividends in an amount of $140,210.15, resulting in (i) a cash payment to J3E2A2Z of $654,276.15 in the aggregate and (ii) the issuance to J3E2A2Z of 2,000,000 shares of Common Stock in the aggregate, at a conversion price of $0.335 per share (the “Series H Redemption Shares”).

Press Release

On August 6, 2025, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Risk Factors

In connection with the Private Placement, the Company disclosed updated risk factors which supplement and, as appropriate, supersede the risk factors included in the Company’s Annual Report on Form 10-K filed on November 14, 2024, as amended, and the Company’s subsequent reports on Form 10-Q, attached hereto as Exhibit 99.2 and incorporated herein by reference.

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No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements.

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the current intent, beliefs, expectations and assumptions of the Company, its directors or its officers regarding the future of its business, future plans and strategies including its cryptocurrency treasury strategy, projections, anticipated events and trends, the economy and other future conditions, current state and federal securities laws, and other laws and regulations related to digital assets. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. No forward-looking statement is a guarantee of future performance. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of Bitcoin and any associated unrealized gains or losses on digital assets that the Company may incur as a result of a decrease in the market price of Bitcoin below the value at which the Company’s Bitcoin are carried on its balance sheet; (ii) the effect of and uncertainties related to the ongoing volatility in interest rates; (iii) the Company’s ability to achieve and maintain profitability in the future; (iv) the impact of the regulatory environment on the Company’s business and complexities with compliance related to such environment including changes in state or federal securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s Bitcoin holdings; (vi) the Company’s ability to respond to general economic conditions; (vii) the Company’s ability to manage its growth effectively and its expectations regarding the development and expansion of its business; (viii) the Company’s ability to access sources of capital, including equity and debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this report. Forward-looking statements contained in this report are only made as of this date, and the Company undertakes no duty to update such information after the date of this report except as required under applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, as amended.
10.1	Asset Management Agreement, dated August 6, 2025, by and between the Company and Hyrcanian Asset Management, LLC.
10.2*	Separation Agreement, dated August 6, 2025, by and between the Company and Peter J. Conley.
10.3*	Employment Agreement, dated August 6, 2025, by and between the Company and Robert Gregory Kidd.
10.4*	Employment Agreement, dated August 6, 2025, by and between the Company and Kitty Payne.
10.5*	Employment Agreement, dated August 6, 2025, by and between the Company and Kirk Chapman.
10.6*	Form of ISO Award Agreement.
10.7*	Form of NQSO Award Agreement.
10.8*	Form of Restricted Stock Award Agreement.
99.1	Press Release, dated August 6, 2025.
99.2	Risk Factors.

* Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KNOW LABS, INC.

Date: August 7, 2025	By:	/s/ Robert Gregory Kidd
	Name:	Robert Gregory Kidd
	Title:	Chief Executive Officer

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